Exhibit 3


                            JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of Delta Galil Industries Ltd., and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 16th day of August, 2005.


GMM CAPITAL LLC

By: /s/ Isaac Dabah
    ---------------------------
    Name:  Isaac Dabah
    Title: Executive Director


GMM TRUST

By: /s/ Isaac Dabah
    ---------------------------
    Name:  Isaac Dabah
    Title: Trustee